EXHIBIT 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

     THIS AMENDED AND RESTATED AGREEMENT is entered into this 24th day of February, 2003, by and between Kentucky First Bancorp, Inc. (the "Company") and Betty J. Long (the "Employee"), effective on the date hereof (the "Effective Date").

     WHEREAS, the Employee has heretofore been employed by the Company as its President and Chief Executive Officer and is experienced in all phases of the business of the Company; and

     WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment. The Employee is employed as the President and Chief Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of the Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

     2. Consideration from Company: Joint and Several Liability. In lieu of paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreement of even date herewith between the Bank and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase her salary.

     3. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a) Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

          (b) Employee Benefits; Expenses. The Employee shall participate in any fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which she shall incur in connection with her services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

     5. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

     6. Loyalty; Noncompetition.

          (a) During the period of her employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all her full business time, attention, skill, and efforts to the faithful performance of her duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

     7. Standards. The Employee shall perform her duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for her to perform her duties.

     8. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

          (b) The Employee shall not receive any additional compensation from the Company on account of her failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent herself voluntarily from the performance of her employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.  Termination  and  Termination  Pay.  Subject to Section 11 hereof,  the
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

          (a) Death. The Employee's employment under this Agreement shall terminate upon her death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which her death occurred.

          (b) Disability. The Company may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform her duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform her duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b).

          (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate her employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, in the event of termination for Just Cause there shall be delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee, together with the Employee's counsel, to be heard before the Board), such meeting and the opportunity to be heard to be held prior to, or as soon as reasonably practicable following, termination, but in no event later than 60 days following such termination, finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail. If following such meeting the Employee is reinstated, she shall be entitled to receive back pay for the period following termination and continuing through reinstatement.

          (d) Without Just Cause. Subject to Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate her employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits: (i) any salary provided pursuant to Section 2 hereof, up to the date of termination of the term (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, but not to exceed three year's salary, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination.

          (e) Voluntary Termination by Employee. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only her compensation, vested rights and employee benefits up to the date of her termination.

     10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.

          (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Company, the Employee shall be paid an amount equal to the difference between -

               (i) the sum of -

                    I. the product of 2.99 times her "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and

                    II.  $150,000, and

               (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. This paragraph would not apply to a termination of employment due to death, Disability or voluntary termination by the Employee.

     The term "change in control"  shall mean any one of the  following  events:
(1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent (except in the case of (1), (2), (3) and (4) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") (the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate her employment under this Agreement within twelve (12) months following a change in control of the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform her principal executive functions more than thirty (30) miles from her primary office or more than thirty (30) miles from her personal residence as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to her under any employee benefit in which the Employee is a participant at the time of the change in control, or the taking of any action which would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by her at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board, if the Employee is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Company.

          (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

          (d) In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, including this
Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this
Section 11 or to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

          (e) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate her employment for any reason within the 30-day period beginning on the date of the change in control and the Employee shall be entitled to receive the payment described in Section 11(a) of this Agreement.

          (f) If the Employee's employment is terminated under circumstances described in Section 11(a), (b) or (e) of this Agreement, and in consideration of the payments to be made to her thereunder, the Employee agrees as follows:

               (i) The parties recognize that the Employee's reputation and business and personal relationships are of significant benefit to the Company and First Federal Savings Bank (the "Bank"). The parties further recognize that the Company and the Bank are in direct competition with certain banks and other similar institutions. Therefore, the Employee agrees that for a period of eighteen (18) months following her termination of employment she will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union the deposits or accounts or shares of which are insured by the National Credit Union Administration or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within thirty
(30) miles of any office of the Company or the Bank open to the public at the time of this Agreement.

               (ii) For a period of two (2) years following her termination of employment, the Employee will not solicit or induce any person who is an employee of the Company or the Bank, or any entity controlling, controlled by or under common control with the Company or the Bank, or any successor to either, or any person who was such within three months prior to her termination of employment, to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons.

               (iii) The Employee acknowledges that during the course of her employment with the Company and the Bank she has and will continue to receive, obtain or become aware of, and will have acess to proprietary information, lists and records of customers and trade secrets which are the property of the Company or the Bank which are not known by competitors or generally by the public ("Proprietary Information") and recognizes that such Proprietary Information to be valuable and unique assets of the Company or the Bank, as the case may be. At all times following her termination of employment, the Employee agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, or to use for the Employee's benefit or the benefit of any person, firm, corporation or other entity (other than the Company or the Bank or an affiliate of or successor to either), any Proprietary Information, and to use Executive's best efforts to prevent such prohibited use or disclosure by any other persons.

               (iv) The Employee hereby acknowledges that her duties and responsibilities under this Section 11(f) are unique and extraordinary and that irreparable injury may result to the Company or the Bank or an affiliate of or successor to either in the event of a breach of the terms and conditions of this
Section 11(f), which may be difficult to ascertain, and that the award of damages would not be adequate relief to the Company or the Bank or affiliate or successor. The Employee therefore agrees that in the event of her breach of any of the terms or conditions of this Section 11(f), the Company or the Bank or it successor shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which it may be entitled against the Employee. If at the time of the enforcement of any provision of this Section 11(f) a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated in such provision.

     12. Successors and Assigns.

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Company.

     13. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     14. Applicable Law. Except to the extent preempted by Federal law, the laws of the Commonwealth of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                       KENTUCKY FIRST BANCORP, INC.


/s/ Kevin R. Tolle                            By: /s/ William D. Morris
-------------------------------                  -------------------------------
Kevin R. Tolle, Secretary                        Its: Chairman of the Board



WITNESS:

                                                /s/ Betty J. Long
-------------------------------                 --------------------------------
                                                Betty J. Long